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                                                                   Exhibit 10.43

                                   AMENDMENT

     THIS AMENDMENT dated the 30th day of March, 2000, by and between IPVoice.com, INC., a Nevada corporation with offices at 5050 N. 19th Avenue, Suite 417/416, Phoenix, Arizona 85015 ("Client") and Condor Worldwide, Ltd., with offices located at 328 Bay Street, Nassau, Bahamas ("Consultant"), stipulates the following:

     Consultant agrees to waive its rights to any restricted shares of Client's common stock as described in THE AMENDMENT made the 29th day of July, 1998, to THE CONSULTING AGREEMENT made the 10th day of November, 1997.



CONDOR WORLDWIDE, LTD.                       IPVOICE.COM, INC.

BY: /s/ James K. Howson                      By: /s/ Barbara S. Will
    -------------------------------              -------------------------------
        James K. Howson                              Barbara S. Will
                                                     President